EXHIBIT 21

                              List of Subsidiaries




                                                JURISDICTION      PERCENT
                                                     OF              OF
         NAME OF CORPORATION                    INCORPORATION     OWNERSHIP
----------------------------------------        -------------     ---------

Winnebago Industries, Inc.                        Iowa             Parent
Winnebago Health Care Management Company          Iowa              100%
Winnebago Acceptance Corporation                  Iowa              100%
Winnebago R.V., Inc.                            Delaware            100%